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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307, 333-11277, 333-47581 and 333-55823) of
RemedyTemp, Inc. of our report dated November 13, 1998, appearing on page 25 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.


                                               /s/ PRICEWATERHOUSECOOPERS LLP
                                               ---------------------------------
                                                   PricewaterhouseCoopers LLP


Costa Mesa, California
December 21, 1998